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                                                                    Exhibit 16.1

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


June 6, 2002


Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated June 6, 2002 of ABIOMED, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein as they pertain to Arthur Andersen LLP.


Very truly yours,



/s/ Arthur Andersen LLP
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Arthur Andersen LLP